                                                                   EXHIBIT 10.12

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                            LICENSE AGREEMENT

     THIS AGREEMENT, dated May 20, 1996 (the "Effective Date"), is between BASF BIORESEARCH CORPORATION, a corporation organized under the laws of the Delaware, and having a place of business at 100 Research Drive, Worcester, MA 01605-4314 ("BASF") and CLONTECH LABORATORIES, INC., a California corporation having a place of business at 1020 East Meadow Circle, Palo Alto, California 94303-4230 ("Clontech").

     BASF and Clontech agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS

     1.00 As used throughout this Agreement, the following capitalized terms shall have the meanings ascribed to them below in paragraphs 1.01 through 1.14.

     1.01 "AFFILIATE" shall mean any corporation, association or other business entity which directly or indirectly controls, is controlled by, or is under common control with the party in question. As used herein, the term "control" means ownership, directly or indirectly, of shares of stock having more than 50% of the voting power entitled to vote for the election of directors in the case of a corporation, and more than 50% of the interest in profits in the case of a business entity other than a corporation.

     1.02 "EXCLUSIVE" shall mean that no other licenses will be granted by BASF in the Exclusive Field within the Territory under the Licensed Patents, subject to Paragraphs 2.03 and 2.04 (b) hereof.

     1.03 "EXCLUSIVE FIELD" shall mean the development, manufacture and sale of the research reagents listed in Appendix B as of the Effective Date, as well as the following research reagents which Clontech may elect to add to Appendix B, subject to Paragraph 2.04 hereof:

          (i) any [ * ] developed by Clontech, BASF or third parties which are claimed in the Licensed Patents and/or incorporate the TET-System;

          (ii) any [ * ] research reagents other than [ * ] developed or acquired by Clontech and not described in the Licensed Patents, where the term "[ * ]" shall mean that no [ * ] description of the reagent, including the reagent itself, has made public prior to its listing on Appendix B; and

          (iii) any research reagent(s) acquired exclusively by Clontech.

     1.04 "LICENSED FIELDS OF USE" shall mean the Exclusive Field and the Semi-Exclusive Field, and specifically excludes the development, manufacture or sale of [ * ] and any reagent intended for [ * ] or the preparation of substances intended for [ * ].

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                       1.

     1.05 "LICENSED PATENT(S)" shall mean the patent(s) and patent applications listed in Appendix A and attached hereto, including any division, continuation, continuation-in-part, substitute, renewal, reissue, extension, confirmation, reexamination or registration thereof and any patent issuing thereon, including any substitute, renewal, reissue, extension, confirmation, reexamination, registration or foreign counterpart thereof.

     1.06 "LICENSED PRODUCT" shall mean any research reagent (i) the manufacture, use, or sale of which is covered by a Valid Claim of a Licensed Patent and (ii) an essentially identical reagent when offered for sale in a country or territory where no Licensed Patent exists.

     1.07 "LICENSEE NUMBER" shall mean the number assigned by BASF to for-profit Qualified Buyers, which number shall entitle such Qualified Buyers to purchase Licensed Products.

     1.08 "NET SALES" shall mean all fees or other payments charged by Clontech and Affiliate(s), less returns and customer trade discounts actually taken, outbound freight, value added, sales or use taxes, and custom duties.

     1.09 "SEMI-EXCLUSIVE" shall mean that only one license other than this license to Clontech will be granted by BASF in the Semi-Exclusive Field in any country within the Territory under the Licensed Patents, subject to Paragraphs 2.03 and 2.04 (b) hereof.

     1.10 "SEMI-EXCLUSIVE FIELD" shall mean the development, manufacture and sale of the research reagents listed in Appendix C as of the Effective Date, as well as the following research reagents which Clontech elects to add to Appendix C, subject to Paragraph 2.04 hereof:

          (i) research reagents other than [ * ] which are described in the Licensed Patents, or for which an [ * ] description of the reagent, including the reagent itself, has made public prior to its listing on Appendix C.

     1.11 "QUALIFIED BUYERS" shall mean (i) researchers in academic and non-profit research institutions, where the commercial and/or intellectual property rights of said academic or non-profit research institution are not owned by or obligated to a single for-profit corporation or business entity; and (ii) for-profit corporations or other business entities which have been granted a license under the Licensed Patents by BASF, as evidenced by their having been assigned a Licensee Number.

     1.12 "TERRITORY" shall mean any country or territory in the world, independent of whether or not Licensed Patent(s) have been applied for or issued in that country or territory.

     1.13 "TET-SYSTEM" shall mean the tetracycline-inducible gene expression technology, including the overall system as well as its individual components, claimed in the Licensed Patents.

     1.14 "VALID CLAIM" shall mean an unexpired claim of a Licensed Patent, whether or not issued or granted in any country, which has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not

                                       2.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding.

                                   ARTICLE 2

                                LICENSE GRANT

     2.01 GRANT: BASF hereby grants to Clontech, upon and subject to all the terms and conditions of this Agreement, a license in the Territory under the Licensed Patents, to manufacture, use, and/or sell to Qualified Buyers, Licensed Products solely in the Licensed Fields of Use. No license or right is granted hereunder to sell or otherwise transfer Licensed Products or materials and methods claimed in the Licensed Patents to non-Qualified Buyers.

     2.02 EXCLUSIVITY: The license granted hereunder shall be Exclusive in the Exclusive Field and Semi-Exclusive in the Semi-Exclusive Field, unless later modified under Paragraphs 2.03 and 2.04(b) below.

     2.03 LOSS OF EXCLUSIVITY: If BASF determines there to be a lack of sales of any individual Licensed Product or group of Licensed Products or if BASF receives consistent complaints from Qualified Buyers relating to the quality, availability, timeliness of service, reasonability of pricing, or other issues related to the purchase of a particular Licensed Product, the parties shall discuss the source of the problem and attempt to reach a solution. If BASF and Clontech cannot reach a solution on how to resolve the stated concerns, BASF may convert the rights granted hereunder to non-exclusive rights, but only as they pertain to the particular Licensed Product(s) in question.

     2.04 REAGENT LISTS:

          (a) Appendix B and Appendix C may be amended on an as-needed basis in order to expand or diminish the research reagents offered for sale to Qualified Buyers as Licensed Products hereunder, provided, however that any expansion is subject to third party rights which may exist at the time of the proposed amendment.

          (b) BASF may, at its own discretion, propose to Clontech that a particular TET-System research reagent be added to Appendix B, or Appendix C if Semi-Exclusivity is appropriate under the parameters described in Paragraph 1.10 hereof, as a Licensed Product hereunder. If Clontech has not elected to add said research reagent to the appropriate Appendix within [ * ] days after BASF's proposal, then BASF may, at its own discretion, select a third party for development, manufacture and sale of that particular TET-System research reagent, on any level of exclusivity which BASF may deem appropriate.

     2.05 SUBLICENSING: Clontech shall not have any right to sublicense the rights granted hereunder. As used herein, "sublicense" refers to the sale or rental of Licensed Products to an individual or entity for the purpose of resale or rental to additional parties. Notwithstanding the foregoing, Clontech may sell Licensed Products to the international research reagent market in the Licensed Fields of Use through its international agents or distributors.

                                       3.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

     2.06 GRANT BACK: Clontech shall, free of charge, provide BASF and the laboratory of Professor Hermann Bujard with (i) a non-exclusive license under its improvements to the TET-System, and (ii) samples of Licensed Products upon request.

     2.07 EXCLUDED USES: Clontech agrees that it shall not manufacture, use, sell or otherwise transfer the Licensed Patents or Licensed Products for (i) administration to, or use in, humans, or (ii) the preparation of materials for use in humans. Clontech further agrees that it shall not manufacture, use, sell or otherwise transfer the Licensed Patents or Licensed Products for any purpose other than as expressly permitted under this Agreement.

                                   ARTICLE 3

                            ROYALTIES AND PAYMENTS

     3.01 UPFRONT PAYMENT:  In consideration of the license granted under
Article 2 of this Agreement, Clontech shall pay to BASF a non-refundable fee of [ * ] Dollars ($[ * ]) within 30 days after the Effective Date.

     3.02 RUNNING ROYALTY. In further consideration of the license granted hereunder, Clontech shall pay to BASF a royalty of [ * ] percent ([ * ]%) on Net Sales of all Licensed Products, provided, however, that if BASF develops a novel TET-System research reagent and provides it to Clontech for inclusion as a Licensed Product on Appendix B hereto, then the royalty on Net Sales of that particular Licensed Product shall be [ * ] percent ([ * ]%).

     3.03 MINIMUM ROYALTY. Commencing in 1996 and continuing for as long as the license granted hereunder remains Exclusive or Semi-Exclusive, Clontech shall have a minimum royalty obligation to BASF. If the cumulative total of royalties paid to BASF by Clontech under 3.02 above in any given calendar year is less than [ * ] Dollars ($[ * ]), Clontech shall, with the final royalty payment due for that calendar year, pay to BASF the amount necessary to bring the total royalty payment to BASF up to [ * ] Dollars ($[ * ]).

                                   ARTICLE 4

                              REPORTS AND PAYMENTS

     4.01 PAYMENT REPORT. On or before the last business day of January and July of each year of this Agreement, Clontech shall submit to BASF a written report with respect to the preceding two calendar quarters (the "Payment Report") stating:

          (i) Net Sales made by Clontech and any Affiliate during such period for Licensed Products;

          (ii) A calculation under Section 3.02 and 3.03 of the amounts due to BASF; and

          (iii) A list of Qualified Buyers to whom the Licensed Products have been sold during such period.

                                       4.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

     4.02 PAYMENT. Simultaneously with the submission of each Payment Report, Clontech shall make payments in U.S. dollars to BASF of the amounts due for the six month period covered by said Payment Report. For sales outside the United States, the buying rates of exchange shall be determined by quoting CitiBank (or its successors of interest) in New York, New York at the close of business on the last business day of the quarterly period in which the sales were made.

     4.03 LATE PAYMENTS. Late payments shall incur interest at an annual rate of [ * ] percent ([ * ]%) compounded daily.

     4.04 RECORD KEEPING. Clontech shall maintain at its principal office usual books of account and records showing its actions under this Agreement. Upon reasonable notice, such books and records shall be open to inspection and copying, during usual business hours, by an independent certified public accountant to whom Clontech has no reasonable objection, for three (3) years after the calendar period to which such books and records pertain, for purposes of verifying the accuracy of the amounts paid to BASF under this Agreement.

     4.05 QUALIFIED BUYERS LIST. BASF shall provide Clontech with the names and Licensee Numbers of all Qualified Buyers for whom a license from BASF is required in order to purchase Licensed Products from Clontech.

                                   ARTICLE 5

                           MARKING AND USE OF NAMES

     5.01 LIMITED LICENSE. Clontech shall include with all Licensed Products a Limited License Notice, as set forth in Appendix D hereto.

     5.02 PATENT NUMBERS. Clontech shall mark each Licensed Product or its product insert with the number(s) of the issued patent(s) covering said product, or, where appropriate, the words "Patent Pending" where no issued patent exists.

     5.03 NON-USE OF NAMES. Neither party shall use the name of the other in any publicity, news release, or other public announcement or comment, whether written, electronic, or oral, without the prior consent of the other party, except as required by law. The party making any announcement which is required by law will give the other party an opportunity to review the form and content of any such announcement and comment upon it before it is made.

                                   ARTICLE 6

                               BREACH AND CURE

     6.01 Either party shall have the right to cure a breach of this Agreement. The cure shall be effected within a reasonable period of time but in no event later that thirty (30) days after notice of any breach given by the non-breaching party.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.


                                       5.

                                   ARTICLE 7

                               TERM OF AGREEMENT

     7.01 This Agreement shall be effective as of the Effective Date and shall continue in full force and effect until the earlier of (i) the last to expire of the Licensed Patents, or (ii) ten (10) years following the Effective Date, unless sooner terminated under this Article 7.

     7.02 The license granted under this Agreement may be terminated by BASF
(i) upon thirty days written notice to Clontech for Clontech's breach of the Agreement and Clontech's failure to cure such breach in accordance with
Section 6, or (ii) Clontech, become insolvent, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it.

     7.03 The license granted under this agreement may be terminated by Clontech upon sixty (60) days written notice to BASF. Clontech shall use all reasonable efforts to make Licensed Products available to Qualified Buyers during said sixty day notice period, and shall thereafter discontinue all sales of products covered by the license agreement.

                                   ARTICLE 8

                                    NOTICES

     Any notice required or permitted to be given under this Agreement shall be sufficient if sent by certified mail, postage, pre-paid,

     if to BASF, to:          Amy L. Porter
                              Director of Business Development
                              BASF Bioresearch Corporation
                              100 Research Drive
                              Worcester, MA 01605-4314

     with copy to:            Mr. Robert Shaw, Esq.
                              Vice President, Intellectual Property
                              BASF Corporation
                              3000 Continental Drive -- North
                              Mount Olive, New Jersey 07828-1234

     if to Clontech, to:      Dr. Kenneth Fong
                              President
                              Clontech Laboratories
                              1020 East Meadow Circle
                              Palo Alto, CA 94303-4230

     with copy to:            Ms. Anne Scholz
                              Director, Marketing
                              Clontech Laboratories
                              1020 East Meadow Circle
                              Palo Alto, CA 94303-4230

                                       6.

or to other such address as a party may specify by notice hereunder.

                                   ARTICLE 9

                                  ASSIGNMENT

     This Agreement and the obligations and rights hereunder may not be assigned without the written consent of the other party. Any attempt to do so without consent shall be void.

                                   ARTICLE 10

                    COMPLIANCE WITH GOVERNMENTAL OBLIGATIONS

     Clontech shall comply upon reasonable notice from BASF with all governmental requests directed to either BASF or Clontech and provide all information and assistance necessary to comply with the governmental requests. Clontech shall insure that the research, development and marketing under this Agreement will comply with all governmental regulation in force and effect.

                                   ARTICLE 11

                                  NO WARRANTY

     11.01 DISCLAIMER OF WARRANTIES. Nothing in this Agreement is or shall be construed as:

          (a) A warranty or representation as to the validity or scope of the Licensed Patent(s);

          (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

          (c) An obligation to bring or prosecute actions or suits against third parties for infringement of the Licensed Patent(s); or

          (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of BASF AG, BASF Corporation, Knoll AG, Knoll Pharmaceuticals Corporation, BASF Bioresearch Corporation, their Affiliates, or third parties other than expressly provided herein, regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s) or Licensed Product(s).

     11.02 NO OTHER WARRANTY. Clontech acknowledges that the Licensed Patent(s) claim materials and methods which are experimental in nature. BASF makes no warranties express or implied of any kind, and hereby expressly disclaims any warranties, representations or guarantees of any kind as to the Licensed Patents or Licensed Products. No biological materials are being provided to Clontech under this Agreement.

                                       7.

                                   ARTICLE 12

                                 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A. without having any regard to the conflicts of law provisions thereof.

     IN WITNESS THEREOF, BASF and Clontech have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

BASF BIORESEARCH CORPORATION

By: /s/ Robert Kamir
    --------------------------------------

Title:     President

Date:  6/24/96
      ------------------------------------

CLONTECH LABORATORIES, INC.

By:  /s/ Ken Fong
    --------------------------------------

Title:     President

Date:  7/8/96
      ------------------------------------

                                       8.

                                   APPENDIX A

                     SUMMARY OF BASF-OWNED PATENTS AND
                PATENT APPLICATIONS CLAIMING THE TET-SYSTEM

FORWARD SYSTEM (REPRESSOR SYSTEM):

1.   US Patent # 5,464,758.  Issued November 7, 1995.
     TIGHT CONTROL OF GENE EXPRESSION IN EUKARYOTIC CELLS BY TETRACYCLINE RESPONSIVE PROMOTERS, by Bujard and Gossen.

2.   June 14, 1993.  Pending U.S. Patent Application.
     TIGHT CONTROL OF GENE EXPRESSION IN EUKARYOTIC CELLS BY TETRACYCLINE RESPONSIVE PROMOTERS, by Bujard, Gossen, Salfeld and Voss. BBI-013; BBC-003.

3.   June 14, 1994.  Pending U.S. Patent Application.
     TIGHT CONTROL OF GENE EXPRESSION IN EUKARYOTIC CELLS BY TETRACYCLINE RESPONSIVE PROMOTERS, by Bujard, Gossen, Salfeld and Voss. BBI-013CP; BBC-003A.

4.   June 14, 1994.  Pending PCT Patent Application.
     TIGHT CONTROL OF GENE EXPRESSION IN EUKARYOTIC CELLS BY TETRACYCLINE RESPONSIVE PROMOTERS, by Bujard, Gossen, Salfeld and Voss. BBI-013CPPC; BBC-003B.

5.   June 14, 1994.  Pending Mexican Patent Application.
     TIGHT CONTROL OF GENE EXPRESSION IN EUKARYOTIC CELLS BY TETRACYCLINE RESPONSIVE PROMOTERS, by Bujard, Gossen, Salfeld and Voss. BBI-013CPMX; BBC-003C.

6.   June 7, 1995.  Pending U.S. Patent Application.
     ANIMALS TRANSGENIC FOR A TETRACYCLINE-CONTROLLED TRANSCRIPTIONAL ACTIVATOR, by Bujard, Gossen, Salfeld and Voss. BBI-013CP2; BBC-003D.

7.   June 7, 1995.  Pending U.S. Patent Application.
     METHODS FOR REGULATING GENE EXPRESSION, by Bujard, Gossen, Salfeld and Voss. BBI-013CP3; BBC-003E.

REVERSE SYSTEM (INDUCER SYSTEM):

8.   July 1, 1994.  Pending U.S. Patent Application.
     TETRACYCLINE INDUCIBLE TRANSCRIPTIONAL ACTIVATOR AND TETRACYCLINE REGULATED TRANSCRIPTION UNITS, by Bujard and Gossen. BBI-009; BBC-009.

9.   July 15, 1994.  Pending U.S. Patent Application.
     TETRACYCLINE INDUCIBLE TRANSCRIPTIONAL ACTIVATOR AND TETRACYCLINE REGULATED TRANSCRIPTIONAL UNITS, by Bujard and Gossen. BBI-009CP; BBC-009A.

                                       1.

10.  February 3, 1995.  Pending U.S. Patent Application.
     TETRACYCLINE REGULATED TRANSCRIPTIONAL INHIBITORS, by Bujard and Gossen. BBI-009CP2; BBC-009B.

11.  June 7, 1995.  Pending U.S. Patent Application.
     ANIMALS TRANSGENIC FOR A TETRACYCLINE-INDUCIBLE TRANSCRIPTIONAL ACTIVATOR, by Bujard and Gossen. BBI-009CP3; BBC-009C.

12.  June 7, 1995.  Pending U.S. Patent Application.
     ANIMALS TRANSGENIC FOR A TETRACYCLINE-REGULATED TRANSCRIPTIONAL INHIBITOR, by Bujard and Gossen. BBI-009CP4; BBC-009D.

13.  June 7, 1995.  Pending U.S. Patent Application.
     METHODS FOR REGULATING GENE EXPRESSION, by Bujard and Gossen. BBI-009CP5; BBC-009E.

14.  June 7, 1995.  Pending U.S. Patent Application.
     METHODS FOR REGULATING GENE EXPRESSION, by Bujard and Gossen. BBI-009CP6; BBC-009F.

15.  June 7, 1995.  Pending U.S. Patent Application.
     TETRACYCLINE REGULATED TRAN-SCRIPTIONAL MODULATORS WITH ALTERED DNA BINDING SPECIFICITIES, by Bujard, Gossen, Hillen, Helbl and
     Schnappinger.  BBI-009CP7; BBC-009G.

16.  June 29, 1995.  Pending PCT Application.
     TETRACYCLINE-REGULATED TRANSCRIPTIONAL MODULATORS, by Bujard and Gossen. BBI-009C2PC; BBC-009H.

                                       2.

                                   APPENDIX B

LICENSED PRODUCTS IN THE EXCLUSIVE FIELD OF USE:

[ * ]


[ * ]

[ * ]

                                       1.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                   APPENDIX C

LICENSED PRODUCTS IN THE SEMI-EXCLUSIVE FIELD OF USE

[ * ]

[ * ]


                                       1.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                   APPENDIX D


Product Marking
"Research Use only"

"Use of the Tetracycline controllable expression systems (the "Tet system") is covered under U.S. patent #5,464,758, which has been assigned to BASF Aktiengesellschaft. Not-for-profit and academic research institutions are granted an automatic license to use the Tet system only for internal, academic research purposes with the purchase of this product, which license specifically excludes the right to sell, or otherwise transfer, the tet system or its component parts to third parties. In accepting this license, all users acknowledge that the Tet system is experimental in nature. BASF makes no warranties, express or implied of any kind, and hereby disclaims any warranties, representations or guarantees of any kind as to the tet system, patents or products.

For profit entities are required to obtain a license from BASF prior to purchasing these reagents or using them for any purpose. Clontech is required by its licensing agreement to submit a report of all purchasers of the Tet controllable expression systems to BASF Bioresearch Corporation. For license information contact: Director of Business Development, BASF Bioresearch Corporation, 100 Research Drive, Worcester, MA 01605-4314. FAX:
(508) 755-8506."

This Appendix D may be amended from time to time as may be deemed necessary by BASF.


                                       1.